UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2019

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4242 Campus Point Court, Suite 200
San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 251-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HRTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 3, 2019, Heron Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, Cowen and Company, LLC and Evercore Group L.L.C., as representatives of the several underwriters identified in Schedule A thereto (the “Underwriters”), pursuant to which the Company (i) agreed to issue and sell an aggregate of 8,571,429 shares of its common stock (the “Shares”) to the Underwriters and (ii) granted the Underwriters an option for 30 days to purchase up to an additional 1,285,714 shares of its common stock that may be sold upon the exercise of such option by the Underwriters (the “Offering”). The Shares were sold at a public offering price of $17.50 per Share and, except with respect to the Shares sold to Tang Capital Partners, LP (“TCP”), were purchased by the Underwriters from us at a price of $16.45 per Share. TCP, an affiliate of Kevin Tang, the Chairman of the Board of Directors of the Company, agreed to purchase 285,714 of the Shares in the Offering at the public offering price. The Underwriters did not receive any underwriting discounts or commissions with respect to the sale of Shares to TCP.

We estimate that the net proceeds we will receive from the Offering, excluding the proceeds from the additional 1,285,714 shares of common stock that may be purchased by the Underwriters following the exercise of their option, will be approximately $141.1 million, after deducting the Underwriters’ discounts and commissions and estimated offering expenses payable by us.

The Offering was made pursuant to the Company’s automatically effective registration statement on Form S-3 (Registration No. 333-219172), which was previously filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

The Offering closed on October 8, 2019. In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make because of such liabilities. A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated October 3, 2019, among Heron Therapeutics, Inc. and Jefferies LLC, Cowen and Company, LLC and Evercore Group L.L.C., as representatives of the several underwriters named therein

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

Date: October 8, 2019	/s/ David Szekeres
David Szekeres Senior Vice President, General Counsel, Business Development and Corporate Secretary